Exhibit 10.49

TSR PERFORMANCE GOAL

GILEAD SCIENCES, INC.
PERFORMANCE SHARE AWARD AGREEMENT

RECITALS

A.    The Corporation has implemented the Plan for the purpose of providing incentives to attract, retain and motivate eligible Employees, Directors and Consultants to continue their service relationship with the Corporation.
B.    Participant is to render valuable services to the Corporation (or a Related Entity), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's issuance of shares of Common Stock to Participant thereunder.
C.    All capitalized terms in this Agreement shall have the meaning assigned to them herein or in the attached Appendix A.
NOW, THEREFORE, it is hereby agreed as follows:
1.Grant of Performance Shares. The Corporation hereby awards to Participant, as of the Award Date indicated below, an award (the “Award”) of Performance Shares under the Corporation's 2004 Equity Incentive Plan, as amended (the “Plan”). Each Performance Share which vests pursuant to the terms of this Agreement shall provide Participant with the right to receive one or more shares of Common Stock on the designated issuance date for those shares. The number of Performance Shares subject to this Award, the applicable performance-vesting and service-vesting requirements for those Performance Shares, the date or dates on which the shares of Common Stock that vest hereunder shall become issuable and the remaining terms and conditions governing the Award, including the applicable vesting acceleration provisions, shall be as set forth in this Agreement.
AWARD SUMMARY

Participant	[FIRST NAME MIDDLE NAME LAST NAME]
Award Date:	[GRANT DATE]
Designated Number of Performance Shares:
The actual number of shares of Common Stock that may become issuable pursuant to the Performance Shares awarded under this Agreement shall be determined in accordance with the applicable performance-vesting and service-vesting provisions of this Agreement. For purposes of the applicable calculations to be made under those vesting provisions, the total designated number of Performance Shares to be utilized is [SHARES] shares (the “Performance Shares”).

Vesting Schedule:
Vesting Requirements. The Performance Shares shall be subject to the performance-vesting requirements set forth in attached Schedule I and the service-vesting requirements set forth in Paragraph 3 of this Agreement.
Change in Control Vesting. The Performance Shares and the underlying shares of Common Stock may also vest on an accelerated basis in accordance with the applicable provisions of Paragraph 5 of this Agreement should a Change in Control occur after the start but prior to the completion of the Performance Period applicable to the Performance Shares.

Issuance Date:
The shares of Common Stock which actually vest and become issuable pursuant to the Performance Shares subject to this Award shall be issued in accordance with the provisions of this Agreement applicable to the particular circumstances under which such vesting occurs.

2.Limited Transferability. Prior to the actual issuance of the shares of Common Stock which vest hereunder, Participant may not transfer any interest in the Performance Shares subject to this Award or the underlying shares of Common Stock or pledge or otherwise hedge the sale of those Performance Shares or underlying shares, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of the underlying shares of Common Stock. However, any shares of Common Stock which vest hereunder but otherwise remain unissued at the time of Participant's death may be transferred pursuant to the provisions of Participant's will or the laws of inheritance or to Participant's designated beneficiary or beneficiaries of this Award. Participant may also direct the Corporation to record the ownership of any shares of Common Stock which in fact vest and become issuable hereunder in the name of a revocable living trust established for the exclusive benefit of Participant or Participant and his or her spouse. Participant may make such a beneficiary designation or ownership directive at any time by completing the Corporation's Universal Beneficiary Designation form and filing the completed form with the Plan Administrator or its designee.
3.Continuous Service Vesting Requirement. The number of shares of Common Stock in which Participant may actually vest on the basis of the number of Performance-Qualified Shares certified by the Administrator in accordance with the performance-vesting provisions of attached Schedule I shall be tied to his or her completion of the following Continuous Service vesting requirements:
(a)If Participant remains in Continuous Service through the date following the completion of the Performance Period on which the Administrator certifies the attained level of the TSR Performance Goal for such Performance Period, Participant shall vest in the maximum number of Performance-Qualified Shares based on the actual level at which the TSR Performance Goal is attained and certified for the Performance Period.
(b)If Participant's Continuous Service terminates prior to the completion of the Performance Period (or after the completion of the Performance Period but before the date the Administrator certifies the attained level of the TSR Performance Goal) by reason of death or Permanent Disability, then Participant shall, following the completion of the Performance Period, vest in that number of shares of Common Stock (if any) determined by multiplying the maximum number of Performance-Qualified Shares in which Participant could vest, based on the actual level at which the TSR Performance Goal is attained and certified for the Performance Period, by a fraction, the numerator of which is the number of months of Continuous Service actually completed by Participant in the Performance Period (rounded to the closest whole month), and the denominator of which is the number of months (rounded to the closest whole number) constituting the entire Performance Period.

(c)If Participant's Continuous Service terminates by reason of his or her Retirement at any time after the completion of the first twelve (12) months of the Performance Period but prior to the completion of the entire Performance Period (or after the completion of the Performance Period but before the date the Administrator certifies the attained level of the TSR Performance Goal for the Performance Period), then Participant shall, following the completion of the Performance Period, vest in that number of shares of Common Stock (if any) determined by multiplying the maximum number of Performance-Qualified Shares in which Participant could vest, based on the actual level at which the TSR Performance Goal is attained and certified for the Performance Period, by a fraction, the numerator of which is the number of months of Continuous Service actually completed by Participant in such Performance Period prior to his or her Retirement (rounded to the closest whole month), and the denominator of which is the number of months (rounded to the closest whole number) constituting the entire Performance Period.
(d)If (i) Participant's Continuous Service terminates by reason of an involuntary termination other than for Cause, or his or her resignation due to Constructive Termination, at any time after the completion of the Performance Period but before the date the Administrator certifies the attained level of the TSR Performance Goal for that Performance Period and (ii) such termination of Continuous Service also occurs during a period while there is in effect a definitive executed agreement for the Change in Control transaction, then Participant shall vest in the maximum number of Performance-Qualified Shares in which Participant could vest, based on the actual level at which the TSR Performance Goal is attained and certified for the Performance Period, had Participant remained in Continuous Service through such certification date.
(e)If Participant's Continuous Service ceases for any other reason (including, without limitation, any deemed cessation of Continuous Service under Paragraph 9) prior to the completion of the Performance Period or prior to the date on which the Administrator certifies the attained level of the TSR Performance Goal for the Performance Period, then Participant shall not vest in any of the Performance-Qualified Shares, and all of Participant's right, title and interest to the shares of Common Stock subject to this Award shall immediately terminate; provided, however, that should a Change in Control occur prior to the completion of the Performance Period, then the provisions of Paragraph 5 shall govern the vesting of the Performance Shares subject to this Award.
4.Stockholder Rights and Dividend Equivalents
(a)The holder of this Award shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the shares of Common Stock subject to the Award until Participant becomes the record holder of those shares upon their actual issuance following the Corporation's collection of the applicable Withholding Taxes. Notwithstanding the foregoing, should any dividend or other distribution, whether regular or extraordinary and whether payable in cash, securities (other than Common Stock) or other property, be declared and paid on the outstanding Common Stock while one or more Performance Shares remain subject to this Award (i.e., the underlying shares of Common Stock are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for Participant and credited with a phantom dividend equivalent to the actual dividend or distribution that would have been paid on the maximum number of shares of Common Stock that can qualify as Performance-Qualified Shares under this Award, had that number of shares been issued and outstanding and entitled to that dividend or distribution. As one or more shares of Common Stock subsequently vest hereunder upon the satisfaction of the applicable vesting requirements for those shares, the phantom dividend equivalents credited to those particular shares in the book account shall vest, and those vested dividend equivalents shall be distributed to Participant (in the same form the actual dividend or distribution was paid to the holders of the Common Stock entitled to that dividend or distribution or in such other form as the Administrator deems appropriate under the circumstances) concurrently with the issuance of those vested shares. However, such distribution shall be subject to the Corporation's collection of the

Withholding Taxes applicable to that distribution. To the extent any phantom dividend equivalents are to be distributed in shares of Common Stock, the following conversion process will be in effect.  For each such dividend or distribution that is to be converted into shares of Common Stock, the aggregate dollar value of the cash, securities or other property that would have been paid as an actual dividend or distribution on the shares of Common Stock subject to this Award had they been actually issued and outstanding shares at the time of such dividend or distribution will be divided by the Fair Market Value per share of Common Stock measured as of the date on which such dividend or distribution was paid on the outstanding Common Stock, with any fractional share of Common Stock rounded down to the next whole share of Common Stock.  The Administrator shall have the sole discretion to determine the dollar value of any such dividend or distribution paid other than in the form of cash, and its determination shall be controlling.
(b)To the extent the maximum number of shares of Common Stock that can qualify as Performance-Qualified Shares under this Award is not in fact earned by reason of the level at which the Performance Goal is actually attained, then the phantom dividend equivalents credited to those unearned shares shall be cancelled, and Participant shall cease to have any right or entitlement to receive any distributions or other amounts with respect to those cancelled dividend equivalents.
(c)Should Participant cease Continuous Service without vesting in one or more of the shares of Common Stock subject to this Award (including any shares which do not otherwise vest at that time after taking into account any applicable vesting acceleration provisions set forth in this Agreement), then the phantom dividend equivalents credited to those unvested shares shall be cancelled, and Participant shall thereupon cease to have any further right or entitlement to those cancelled amounts.
5.Change in Control. The following provisions shall apply only to the extent a Change in Control is consummated prior to the completion of the Performance Period and shall have no force or effect if the effective date of the Change in Control occurs after the completion date of the Performance Period:
(a)Should (i) the Change in Control occur within the first twelve (12) months of the Performance Period and (ii) Participant remain in Continuous Service through the effective date of that Change in Control, then Participant shall immediately vest in that number of shares of Common Stock equal to the designated number of Performance Shares subject to this Award, without any measurement of Performance Goal attainment to date.
(b)Should (i) the Change in Control occur at any time on or after the completion of the first twelve (12) months of the Performance Period but prior to the completion of the entire Performance Period and (ii) Participant remain in Continuous Service through the effective date of that Change in Control, then Participant shall immediately vest in that number of shares of Common Stock equal to the greater of (i) the designated number of Performance Shares subject to this Award or (ii) the number of Performance-Qualified Shares determined by multiplying (A) the designated number of Performance Shares subject to this Award by (B) the applicable percentage (determined in accordance with the payout slope set forth in attached Schedule I) for the level at which the TSR Performance Goal is attained over an abbreviated Performance Period ending with the close of the Corporation's fiscal quarter coincident with or immediately preceding the effective date of the Change in Control.
(c)The foregoing provisions of this Paragraph 5 shall also apply should Participant's Continuous Service terminate, by reason of an involuntary termination other than for Cause or his or her resignation due to Constructive Termination, at any time during the period beginning with the execution date of the definitive agreement for the Change in Control transaction and ending with the earlier of (i) the effective date of that Change in Control or (ii) the termination of the definitive agreement without the consummation of the Change in Control; provided, however, that in no event shall Participant become entitled to any shares of Common Stock pursuant to this Paragraph 5 if the Change in Control is not in fact consummated.
(d)Should Participant cease Continuous Service during the Performance Period by reason of death or Permanent Disability and a Change in Control subsequently occur prior to the completion of that Performance Period, then Participant shall, at the time of such Change in Control, vest in a pro-rated number of shares of Common Stock calculated by multiplying (i) the number of Performance Shares or Performance-Qualified Shares determined in accordance with the applicable provisions of subparagraphs (a) and (b) of this Paragraph 5 by (ii) a fraction, the numerator of which is the number of months of Continuous Service actually completed by Participant in the Performance Period (rounded to the closest whole month), and the denominator of which is the number of months (rounded to the closest whole number) comprising the portion of such Performance Period ending with the earlier of (i) the effective date of the Change in Control or (ii) the last day of the abbreviated Performance Period (if any) taken into account under clause (ii) of Paragraph 5(b).
(e)Should Participant cease Continuous Service by reason of his or her Retirement at any time after the completion of the first twelve (12) months of the Performance Period but prior to the completion of the entire Performance Period and a Change in Control subsequently occur prior to the completion of that Performance Period, then Participant shall, at the time of such Change in Control, vest in a pro-rated number of shares of Common Stock calculated by multiplying (i) the number of Performance Shares or Performance-Qualified Shares determined in accordance with the provisions of subparagraph (b) of this Paragraph 5 by (ii) a fraction, the numerator of which is the number of months of Continuous Service actually completed by Participant in such Performance Period prior to his or her Retirement (rounded to the closest whole month), and the denominator of which is the number of months (rounded to the closest whole number) comprising the portion of such Performance Period ending with the earlier of (i) the effective date of the Change in Control or (ii) the last day of the abbreviated Performance Period (if any) taken into account under clause (ii) of Paragraph 5(b).
(f)The number of shares of Common Stock in which Participant vests on the basis of the Performance Shares or Performance-Qualified Shares determined in accordance with the foregoing provisions of this Paragraph 5 shall be converted into the right to receive for each such share the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of the Change in Control, and such consideration shall be distributed to Participant on the tenth (10th) business day following the effective date of that Change in Control, unless a later issuance date is in effect for those shares pursuant to any deferral election made by Participant pursuant to Paragraph 8. Each issuance or distribution made under this Paragraph 5(f) shall be subject to the Corporation's collection of the applicable Withholding Taxes.
(g)Except for the actual number of shares of Common Stock in which Participant vests in accordance with this Paragraph 5, Participant shall cease to have any further right or entitlement to any additional shares of Common Stock under this Agreement following the effective date of the Change in Control.
(h)This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
6.Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change. In making such equitable adjustments, the Administrator shall take into account any amounts credited to Participant's book account under Paragraph 3(a) in connection with the transaction, and the determination of the Administrator shall be final, binding and conclusive. In the event of any Change in Control transaction, the provisions of Paragraph 5 shall be controlling.
7.Issuance or Distribution of Vested Shares or Other Amounts.
(a)Except as otherwise provided in Paragraph 5 or Paragraph 8, the shares of Common Stock in which Participant vests pursuant to the performance-vesting provisions of attached Schedule I and the Continuous Service vesting provisions of this Agreement shall be issued in accordance with the following provision:
-    The issuance of such shares of Common Stock shall be effected during the period beginning on the first business day of February of the calendar year in which the Performance Period ends and ending no later than March 15 of that calendar year.
(b)The Corporation shall, on the applicable issuance date, issue to or on behalf of Participant a certificate in electronic form for the shares of Common Stock in which Participant vests pursuant to the performance-vesting provisions of attached Schedule I and the Continuous Service vesting provisions of this Agreement shall concurrently distribute to Participant any phantom dividend equivalents with respect to those shares. In lieu of such electronic delivery of the shares, Participant may request actual stock certificates for those shares.
(c)Except as otherwise provided in Paragraph 5, no shares of Common Stock shall be issued prior to the completion of the Performance Period. No fractional shares of Common Stock shall be issued pursuant to this Award, and any fractional share resulting from any calculation made in accordance with the terms of this Agreement shall be rounded down to the next whole share.
(d)Regardless of any action the Corporation and/or the Employer take with respect to any or all Withholding Taxes related to Participant's participation in the Plan and legally applicable to Participant, Participant acknowledges that the ultimate liability for all Withholding Taxes is and remains Participant's responsibility and may exceed the amount actually withheld by the Corporation or the Employer. Participant further acknowledges that the Corporation and/or the Employer (i) make no representations or undertakings regarding the treatment of any Withholding Taxes in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, the issuance of shares of Common Stock or other property in settlement of the Award, the subsequent sale of the shares of Common Stock acquired pursuant to such issuance and the receipt of any dividends and/or phantom dividend equivalents and (ii) do not commit to, and are under no obligation to, structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant's liability for Withholding Taxes or achieve any particular tax result. Further, if Participant has become subject to Withholding Taxes in more than one jurisdiction between the Award Date and the date of any relevant taxable or tax withholding event (as applicable), Participant acknowledges that the Corporation and/or the Employer (or former employer, as applicable) may be required to withhold or account for Withholding Taxes in more than one jurisdiction.

(e)The Corporation shall collect, and Participant hereby authorizes the Corporation to collect, the Withholding Taxes with respect to the shares of Common Stock issued under this Agreement (including shares of Common Stock issued in settlement of phantom dividend equivalents) through an automatic share withholding procedure pursuant to which the Corporation will withhold, immediately as the shares of Common Stock are issued under the Award, a portion of those shares with a Fair Market Value (measured as of the issuance date) equal to the amount of such Withholding Taxes (the “Share Withholding Method”). Notwithstanding the foregoing, the Share Withholding Method shall not be utilized if (i) such method is not permissible or advisable under local law or (ii) the Corporation otherwise decides no longer to utilize such method and provides Participant with notice to such effect.
(f)If the Share Withholding Method is to be utilized for the collection of Withholding Taxes, then the Corporation shall withhold the number of otherwise issuable shares of Common Stock necessary to satisfy the applicable Withholding Taxes based on the applicable minimum statutory rate or other applicable withholding rate. If the obligation for Withholding Taxes is satisfied by using the Share Withholding Method, then Participant will, for tax purposes, be deemed to have been issued the full number of shares of Common Stock subject to the vested Award, notwithstanding that a number of shares of Common Stock are withheld solely for the purpose of paying the applicable Withholding Taxes.
(g)The Corporation shall have sole discretion to determine whether or not the Share Withholding Method shall be utilized for the collection of the applicable Withholding Taxes. Participant shall be notified (in writing or through the Corporation's electronic mail system) in the event the Corporation no longer intends to utilize the Share Withholding Method. Should any shares of Common Stock become issuable under the Award (including shares of Common Stock issued in settlement of phantom dividend equivalents) at a time when the Share Withholding Method is not being utilized by the Corporation, then the Withholding Taxes shall be collected from Participant through a sale-to-cover transaction authorized by Participant, pursuant to which an immediate open-market sale of a portion of the shares of Common Stock issued to Participant will be effected, for and on behalf of Participant, by the Corporation's designated broker to cover the Withholding Tax liability estimated by the Corporation to be applicable to such issuance. Participant shall, promptly upon request from the Corporation, execute (whether manually or through electronic acceptance) an appropriate sales authorization (in form and substance reasonably satisfactory to the Corporation) that authorizes and directs the broker to effect such open-market, sale-to-cover transactions and remit the sale proceeds, net of brokerage fees and other applicable charges, to the Corporation in satisfaction of the applicable Withholding Taxes. However, no sale-to-cover transaction shall be effected unless (i) such a sale is at the time permissible under the Corporation's insider trading policies governing the sale of Common Stock and (ii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.
(h)If the Corporation determines that such sale-to-cover transaction is not permissible or advisable at the time or if Participant otherwise fails to effect a timely sales authorization as required by this Agreement, then the Corporation may, in its sole discretion, elect either to defer the issuance of the shares of Common Stock until such sale-to-cover transaction can be effected in accordance with Participant's executed sale directive or to collect the applicable Withholding Taxes through a wire transfer of funds from Participant to the Corporation in the amount of such Withholding Taxes or by withholding such amount from other wages payable to Participant. In no event shall any shares of Common Stock be issued in the absence of an arrangement reasonably satisfactory to the Corporation for the satisfaction of the applicable Withholding Taxes, and any such arrangement must be in compliance with any applicable requirements of Code Section 409A.
(i)The Corporation shall collect the Withholding Taxes with respect to the phantom dividend equivalents distributed in a form other than shares of Common Stock by withholding a portion of that distribution equal to the amount of the applicable Withholding Taxes, with the cash portion of the distribution to be the first portion so withheld, or through such other tax withholding arrangement as the Corporation deems appropriate
(j)Notwithstanding the foregoing provisions of Paragraphs 7(d) through 7(h), the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the shares of Common Stock or any other amounts hereunder (the “Employment Taxes”) shall in all events be collected from Participant no later than the last business day of the calendar year in which those shares or other amounts vest hereunder. Accordingly, to the extent the applicable issuance date for one or more vested shares of Common Stock or the distribution date for such other amounts is to occur in a year subsequent to the calendar year in which those shares or other amounts vest, Participant shall, on or before the last business day of the calendar year in which such shares or other amounts vest, deliver to the Corporation a check payable to its order (or a wire transfer of funds to the Corporation) in the dollar amount equal to the Employment Taxes required to be withheld with respect to those shares or other amounts. The provisions of this Paragraph 7(j) shall be applicable only to the extent necessary to comply with the applicable tax withholding requirements of Code Section 3121(v).
(k)Except as otherwise provided in Paragraph 5 or this Paragraph 7, the settlement of all Performance Shares or Performance-Qualified Shares which vest under the Award shall be made solely in shares of Common Stock.
8.Special Deferral Election. Provided Participant is a U.S. tax resident and subject to Participant's satisfaction of any applicable Withholding Tax obligations under Paragraph 7 and any other eligibility requirements established by the Administrator for a deferral election hereunder, Participant may elect to defer the issuance date of any shares of Common Stock which may become issuable to Participant pursuant to the terms of this Agreement, by submitting to the Corporation on a timely basis a deferral election in the form provided for such purpose. Such deferral election must be submitted to the Corporation prior to the last six (6) months of the Performance Period (including any abbreviated Performance Period) applicable to the shares for which the deferral election is made, and any deferral election submitted within that six (6)-month period or after the performance-based compensation subject to that election has become ascertainable shall have no force and effect. The deferral election must specify one or more deferred issuance dates or events that qualify as permissible distribution events under Code Section 409A and the Treasury Regulations thereunder. In submitting such deferral election, Participant must represent that he or she understands the effect of such deferral under relevant federal, state and local income and employment tax laws, including (without limitation) the fact that Social Security, Medicare and other taxes may be due upon the vesting of the shares of Common Stock notwithstanding the deferral election. In no event may such a deferral election be made after Participant's cessation of Continuous Service, and no deferral election shall have any force or effect unless such election complies with all applicable requirements of Code Section 409A and the Treasury Regulations thereunder.
9.Leaves of Absence. For purposes of applying the various Continuous Service vesting provisions of this Agreement, Participant shall be deemed to cease Continuous Service on the commencement date of any leave of absence and not to remain in Continuous Service status during the period of that leave, except to the extent otherwise required under employment laws in the jurisdiction where Participant is employed or pursuant to the following policy:
-    Participant shall be deemed to remain in Continuous Service status during (i) the first three (3) months of an approved personal leave of absence or (ii) the first seven (7) months of any bona fide leave of absence (other than an approved personal leave)

and shall be deemed to cease Continuous Service upon the expiration of the applicable three (3)-month or seven (7)-month period.
-    In no event, however, shall Participant be deemed, for vesting purposes hereunder, to remain in Continuous Service beyond the earlier of (i) the expiration date of that leave of absence, unless Participant returns to active Continuous Service or Employee status on or before that date, or (ii) the date Participant's Continuous Service or Employee status actually terminates by reason of his or her voluntary or involuntary termination or by reason of his or her death or disability.
10.Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all Applicable Laws relating thereto.
11.Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the most current address then indicated for Participant on the Corporation's employee records or shall be delivered electronically to Participant through the Corporation's electronic mail system or through an on-line brokerage firm authorized by the Corporation to effect sales of the Common Stock issued hereunder. All notices shall be deemed effective upon personal delivery or delivery through the Corporation's electronic mail system or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
12.Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant's assigns, the legal representatives, heirs and legatees of Participant's estate and any beneficiaries of the Award designated by Participant.
13.Code Section 409A
(a)It is the intention of the parties that the provisions of this Agreement shall, to the maximum extent permissible, comply with the requirements of the short-term deferral exception to Section 409A of the Code and Treasury Regulations Section 1.409A-1(b)(4) with respect to one or more shares of Common Stock underlying this Award. Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the requirements or limitations of Code Section 409A applicable to such short-term deferral exception, then those provisions, as they apply to such shares of Common Stock, shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Code Section 409A and the Treasury Regulations thereunder that apply to such exception.
(b)However, to the extent this Agreement should be deemed to create a deferred compensation arrangement subject to the requirements of Code Section 409A with respect to one or more shares of Common Stock underlying this Award, whether by reason of any deferral election made pursuant to Paragraph 8 above or the pro-rata service-vesting provisions of this Agreement, then the following provisions shall apply with respect to those shares, notwithstanding anything to the contrary set forth herein:
-    None of those shares of Common Stock or other amounts which become issuable or distributable with respect to those shares by reason of Participant's cessation of Continuous Service shall actually be issued or distributed to Participant until the date of

Participant's Separation from Service or as soon thereafter as administratively practicable, but in no event later than the later of (i) the close of the calendar year in which such Separation from Service occurs or (ii) the fifteenth day of the third calendar month following the date of such Separation from Service.
-    None of those shares of Common Stock or other amounts which become issuable or distributable with respect to those shares by reason of Participant's cessation of Continuous Service shall actually be issued or distributed to Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of Participant's Separation from Service or (ii) the date of Participant's death, if Participant is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations issued under Code Section 409A, as determined by the Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Corporation, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred shares of Common Stock or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of Participant's Separation from Service or, if earlier, the first day of the month immediately following the date the Corporation receives proof of Participant's death.
-    No amounts that vest and become payable under Paragraph 5 of this Agreement with respect to those shares of Common Stock by reason of a Change in Control shall be distributed to Participant at the time of such Change in Control, unless that transaction also constitutes a Qualifying Change in Control. In the absence of such a Qualifying Change in Control, the distribution shall not be made until the date on which the shares of Common Stock to which those amounts pertain would have become issuable in accordance with the provisions of Paragraph 7(a) of this Agreement.
-    If Participant has made a deferral election under Paragraph 8 of this Agreement with respect to any shares of Common Stock underlying this Award, no amounts that vest and become payable under Paragraph 5 with respect to those shares by reason of a Change in Control shall be distributed to Participant at the time of that Change in Control unless (i) the transaction also constitutes a Qualifying Change in Control and (ii) such deferral election provides for a distribution upon such an event. In the absence of such a Qualifying Change in Control or distribution election tied thereto, the distribution shall not be made until the date on which the shares of Common Stock to which those amounts pertain would have become issuable in accordance with Participant's deferral election under Paragraph 8 of this Agreement.
14.Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall be controlling. All decisions of the Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.
15.Governing Law/Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement or otherwise relating to or arising from this Agreement, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Mateo County, California, or the federal courts for the United

States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
16.Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to remain in Continuous Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Related Entity employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant's Continuous Service at any time for any reason, with or without Cause.
17.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
18.Waiver. Participant acknowledges that a waiver by the Corporation of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.
19.Electronic Delivery and Acceptance. The Corporation may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation.
20.Plan Prospectus. The official prospectus for the Plan is available on the Corporation's intranet at: http://gnet/ HR/stocks_new.asp. Participant may also obtain a printed copy of the prospectus by contacting Stock Plan Services at stockplanservices@gilead.com.
21.Participant Acceptance. Participant must accept the terms and conditions of this Agreement either electronically through the electronic acceptance procedure established by the Corporation or through a written acceptance delivered to the Corporation in a form satisfactory to the Corporation. In no event shall any shares of Common Stock be issued (or other securities or property distributed) under this Agreement in the absence of such acceptance.

IN WITNESS WHEREOF, Gilead Sciences, Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer on the day and year first indicated above.

GILEAD SCIENCES, INC.

By:
Title:

APPENDIX A
DEFINITIONS
The following definitions shall be in effect under the Agreement:
A.Administrator shall mean the Compensation Committee of the Board acting in its capacity as administrator of the Plan.
B.Agreement shall mean this Performance Share Award Agreement.
C.Applicable Laws shall mean the legal requirements related to the Plan and the Award under applicable provisions of the federal securities laws, state corporate and securities laws, the Code, the rules of any applicable Stock Exchange on which the Common Stock is listed for trading, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
D.Award shall mean the award of Performance Shares made to Participant pursuant to the terms of this Agreement.
E.Award Date shall mean the date the Performance Shares are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.
F.Board shall mean the Corporation's Board of Directors.
G.Cause shall have the meaning assigned to such term in Section 11(c) of the Plan.
H.Change in Control shall mean a change in ownership or control of the Corporation effected through the consummation of any of the following transactions:
(i)a merger, consolidation or other reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction;
(ii)a sale, transfer or other disposition of all or substantially all of the Corporation's assets;
(iii)the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation's existing stockholders; or
(iv)a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.
In no event, however, shall a Change in Control be deemed to occur upon a merger, consolidation or other reorganization effected primarily to change the State of the Corporation's incorporation or to create a holding company structure pursuant to which the Corporation becomes a wholly-owned subsidiary of an entity whose outstanding voting securities immediately after its formation are beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to the formation of such entity. Should such holding company structure or other Parent entity be established for the Corporation, then subparagraph (iv) shall be applied solely to the board of directors of that holding company or Parent entity.
I.    Code shall mean the Internal Revenue Code of 1986, as amended.
J.    Common Stock shall mean shares of the Corporation's common stock.
K.    Constructive Termination shall have the meaning assigned to such term in Section 11(d) of the Plan.
L.    Consultant shall mean any person, including an advisor, who is compensated by the Corporation or any Related Entity for services performed as a non-employee consultant; provided, however, that the term “Consultant” shall not include non-employee Directors serving in their capacity as Board members. The term “Consultant” shall include a member of the board of directors of a Related Entity.
Continuous Service shall mean the performance of services for the Corporation or a Related Entity (whether now existing or subsequently established) by a person in the capacity of an Employee, Director or Consultant. For purposes of this Agreement, Participant shall be deemed to cease Continuous Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation or any Related Entity or (ii) the entity for which Participant is performing such services ceases to remain a Related Entity of the Corporation, even though Participant may subsequently continue to perform services for that entity. The Administrator shall have the exclusive discretion to determine when Participant ceases Continuous Service for purposes of the Award.
M.    Corporation shall mean Gilead Sciences, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Gilead Sciences, Inc. which shall by appropriate action adopt the Plan.
N.    Director shall mean a member of the Board.

O.    Employee shall mean an individual who is in the employ of the Corporation (or any Related Entity), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
P.    Employer shall mean the Corporation or any Related Entity employing Participant.
Q.    Fair Market Value per share of Common Stock on any relevant date shall be the closing price per share of Common Stock (or the closing bid, if no sales were reported) on that date, as quoted on the Stock Exchange that is at the time serving as the primary trading market for the Common Stock; provided, however, that if there is no reported closing price or closing bid for that date, then the closing price or closing bid, as applicable, for the last trading date on which such closing price or closing bid was quoted shall be determinative of such Fair Market Value. The applicable quoted price shall be as reported in The Wall Street Journal or such other source as the Administrator deems reliable.
R.    1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.
S.    Participant shall mean the person to whom the Award is made pursuant to the Agreement.
T.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
U.    Performance Goal shall mean the total shareholder return performance goal specified on attached Schedule I (the “TSR Performance Goal”) that must be attained in order to satisfy the performance-vesting requirement for the shares of Common Stock subject to this Award.
V.    Performance Period shall mean the period specified on attached Schedule I over which the attainment of the TSR Performance Goal is to be measured.
W.    Performance-Qualified Shares shall mean the maximum number of Shares in which Participant can vest based on the level at which the Performance Goal for the Performance Period is attained and shall be calculated in accordance with the provisions of attached Schedule I. In no event shall the number of such Performance-Qualified Shares exceed two hundred percent (200%) of the designated number of Performance Shares set forth in the Performance Shares section of Paragraph 1 of this Agreement. Each Performance-Qualified Share that vests pursuant to the terms of the Award shall entitle Participant to receive one share of Common Stock.
X.    Performance Shares shall mean the number of phantom shares of Common Stock awarded under this Agreement that shall be applied to the calculation of the maximum number of Performance-Qualified Shares (if any) based on the level at which the Performance Goal is in fact attained over the applicable Performance Period.
Y.    Permanent Disability shall mean the inability of Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
Z.    Plan shall mean the Corporation's 2004 Equity Incentive Plan, as amended.

AA.    Qualifying Change in Control shall mean a change in control of ownership of the Corporation effected by one or more of the following transactions:
(i)a merger or consolidation in which the Corporation is not the surviving entity and in which one person or a group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) acquires ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities or constituting more than fifty percent (50%) of the total fair market value of the Corporation's outstanding securities;
(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation;
(iii)any reverse merger in which the Corporation is the surviving entity but in which one person or a group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) acquires ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities or constituting more than fifty percent (50%) of the total fair market value of the Corporation's outstanding securities;
(iv)the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities or constituting more than fifty percent (50%) of the total fair market value of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders; or
(v)a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.
The foregoing definition of Qualifying Change in Control shall in all instances be applied and interpreted in such manner that the applicable Qualifying Change in Control transaction that serves as an issuance event for the shares of Common Stock subject to this Award (or distribution event for any amounts relating to those shares) that vest upon the occurrence of a Change in Control and are otherwise at the time subject to the issuance or distribution restrictions of Code Section 409A will also qualify as: (i) a change in the ownership of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(v) of the Treasury Regulations, (ii) a change in the effective control of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(vi) of the Treasury Regulations, or (iii) a change in the ownership of a substantial portion of the assets of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(vii) of the Treasury Regulations.

BB.    Related Entity shall mean (i) any Parent or Subsidiary of the Corporation and (ii) any corporation in an unbroken chain of corporations beginning with the Corporation and ending with the corporation in the chain for which Participant provides services as an Employee, Director or Consultant, provided each corporation in such chain owns securities representing at least fifty percent (50%) of the total outstanding voting power of the outstanding securities of another corporation or entity in such chain.
CC.    Retirement shall mean Participant's cessation of Employee status on or after the date on which his or her combined age and years of Continuous Service equal or exceed seventy (70) years.
DD.    Separation from Service shall mean Participant's cessation of Employee status by reason of his or her death, retirement or termination of employment. Participant shall be deemed to have terminated employment for such purpose at such time as the level of his or her bona fide services to be performed as an Employee (or as a consultant or independent contractor) permanently decreases to a level that is not more than twenty percent (20%) of the average level of services he or she rendered as an Employee during the immediately preceding thirty-six (36) months (or such shorter period for which he or she may have rendered such services). Solely for purposes of determining when a Separation from Service occurs, Participant will be deemed to continue in “Employee” status for so long as he or she remains in the employ of one or more members of the Employer Group, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. “Employer Group” means the Corporation and any Parent or Subsidiary and any other corporation or business controlled by, controlling or under common control with, the Corporation, as determined in accordance with Sections 414(b) and (c) of the Code and the Treasury Regulations thereunder, except that in applying Sections 1563(1), (2) and (3) of the Code for purposes of determining the controlled group of corporations under Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in such sections and in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses that are under common control for purposes of Section 414(c), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in Section 1.414(c)-2 of the Treasury Regulations. Any such determination as to Separation from Service, however, shall be made in accordance with the applicable standards of the Treasury Regulations issued under Section 409A of the Code.
EE.    Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.
FF.    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
GG.    Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting and issuance of the shares of Common Stock which vest under of the Award, any phantom dividend equivalents distributed with respect to those shares and any other amounts distributable in replacement or substitution of such shares.

SCHEDULE I
PERFORMANCE GOAL AND PERFORMANCE PERIOD
PERFORMANCE PERIOD
The measurement period for the Performance Shares shall be the three (3)-year period beginning February 1, 2013 and ending January 31, 2016 (the “Performance Period”).
PERFORMANCE GOAL FOR PERFORMANCE VESTING
Performance Goal - Total Shareholder Return: The performance-vesting requirement for the Performance Shares subject to this Award shall be tied to the percentile level at which the total shareholder return (including stock price appreciation and reinvestment of any cash dividends or other stockholder distributions) to the Corporation's stockholders over the Performance Period stands in relation to the total shareholder return realized for that period by the companies comprising the following three subsets of the S&P Healthcare Index: Biotechnology, Pharmaceuticals and Health Care Equipment (collectively the “S&P Healthcare Sub-Index”).
For such purpose, the total shareholder return (“TSR”) shall be determined pursuant to the following formula:
TSR = (Ending Stock Price* - Beginning Stock Price**) + Reinvested Dividends***                     Beginning Stock Price**
* Ending Stock Price is the average daily closing price per share of the Common Stock calculated for the last sixty (60) consecutive trading days within the Performance Period.
** Beginning Stock Price is the average daily closing price per share of the Common Stock calculated for the first sixty (60) consecutive trading days within the Performance Period.
*** Reinvested Dividends shall be calculated by multiplying (i) the aggregate number of shares (including fractional shares) that could have been purchased during the Performance Period had each cash dividend paid on a single share during that period been immediately reinvested in additional shares (or fractional shares) at the closing selling price per share of the Common Stock on the applicable dividend payment date by (ii) the average daily closing price per share calculated for the last sixty (60) consecutive trading days within the Performance Period.
Each of the foregoing amounts shall be equitably adjusted for stock splits, stock dividends, recapitalizations and other similar events affecting the shares in question without the issuer's receipt of consideration.
For each company in the S&P Healthcare Sub-Index, the TSR with respect to its common stock shall be calculated in the same manner as for the Common Stock.
Should a Change in Control occur during the Performance Period, then the attained level of the Performance Goal shall be determined in accordance with the applicable Change in Control provisions of Paragraph 5 of this Agreement.

Performance-Qualified Shares: Within thirty-five (35) days after the completion of the Performance Period, the Administrator shall determine and certify the actual level at which the TSR Performance Goal is attained. The actual number of Performance-Qualified Shares that results from such certification (the “Performance-Qualified Shares”) may range from 0% to 200% of the number of Performance Shares subject to this Award, with the actual percentage to be determined on the basis of the percentile level at which the Administrator certifies that the TSR Performance Goal has been attained in relation to the total shareholder return realized for that period by the companies comprising the S&P Healthcare Sub-Index; provided, however, that (i) the maximum number of shares of Common Stock that may qualify as Performance-Qualified Shares may not exceed 200% of the number of Performance Shares subject to this Award in accordance with Paragraph 1 of this Agreement and (ii) in no event shall the number of shares of Common Stock that may qualify as Performance-Qualified Shares pursuant to the Relative TSR Payout Slope below exceed 100% of the number of Performance Shares subject to this Award if the Corporation's absolute TSR for the Performance Period is negative.
Payout Slope for Determining Number of Performance-Qualified Shares Based on Attained Levels of TSR Performance Goal: The number of shares of Common Stock that may qualify as Performance-Qualified Shares on the basis of the certified percentile level of TSR Performance Goal attainment shall be calculated by multiplying the number of Performance Shares subject to this Award in accordance with Paragraph 1 of this Agreement by the applicable percentage determined in accordance with the following payout slope for the TSR Performance Goal (with appropriate straight-line interpolation for any attained percentile level within two designated percentile levels in such slope):